UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

ULTA SALON, COSMETICS & FRAGRANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33764	36-3685240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Remington Blvd., Suite 120 Bolingbrook, Illinois		60440
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 410-4800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2012, Ulta Salon, Cosmetics & Fragrance, Inc. (the “Company”) filed a Current Report on Form 8-K under Item 5.02 disclosing that Michael R. MacDonald was appointed to the Board of Directors of the Company (the “Board”), effective October 24, 2012. At the time of that filing, Mr. MacDonald’s committee appointments had not yet been determined by the Board. The Company is filing this Current Report on Form 8-K/A to disclose that, on December 12, 2012, the Board appointed Mr. MacDonald to the Compensation Committee, effective December 12, 2012.

Item 8.01 Other Events.

Dennis K. Eck has notified the Board of his intention to step down from his position as Non-Executive Chairman of the Board, effective at the conclusion of the Company’s 2013 Annual Meeting of Stockholders expected to occur in June 2013, but will remain a member of the Board and will continue to serve as Chairman of the Board’s Compensation Committee. Current Board member Kenneth T. Stevens has been named by the Board to succeed Mr. Eck as Non-Executive Chairman of the Board, effective at the conclusion of the Company’s 2013 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTA SALON, COSMETICS & FRAGRANCE, INC.

Date: December 17, 2012	By:	/s/ Robert S. Guttman
Robert S. Guttman Senior Vice President, General Counsel and Secretary